UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For registration of certain classes of securities pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934

Santos Resource Corp.
(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	98-0507846 (I.R.S. Employer Identification No.)
11450 - 201A Street Maple Ridge, British Columbia Canada V2X 0Y4 Telephone No.: (604) 460-8440 (Address and telephone number of Registrant's principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: Not applicable	Name of each exchange on which each class is to be registered: Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ❑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-152324 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock (par value $.001 per share)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of our common stock is set forth under the heading "Description of Capital Stock" in the prospectus forming part of our Registration Statement on Form S-1 Amendment No. 1 (Registration No. 333-152324) filed with the Securities and Exchange Commission on November 26, 2008, and is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following exhibits to this registration statement have been or will be filed as exhibits to the registration statement and are hereby incorporated by reference herein:

			Incorporated by reference
Exhibit No.	Description of Exhibit	Filed herewith	Form	Exhibit	Filing date (mm/dd/yy)
3.1	Articles of Incorporation		S-1	3.1	07/14/08
3.2	Bylaws		S-1	3.2	07/14/08
4.1	Specimen Stock Certificate		S-1	4.1	07/14/08

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 8, 2008	SANTOS RESOURCE CORP. By: /s/ Richard Pierce Richard Pierce, President